EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement pertaining to the 1998 Stock Option Plan of our report on the consolidated financial statements of Quantech, Ltd., dated August 18, 2000 (except for the last paragraph of Note 6, as to which the date is September 20, 2000), which contains an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern, which report appears in the Registrant's Annual Report on Form 10-KSB for the year ended June 30, 2000.



                                                  /s/ McGLADREY & PULLEN, LLP



Minneapolis, Minnesota
September 29, 2000